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                                                                    EXHIBIT 16.1



                              DELOITTE & TOUCHE LLP
                           TWO WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10281
                                 (212) 436-2000


August 15,  1997


Securities and Exchange Commission
Washington, D.C.  20549


We have read the statements made by Andover Togs, Inc. in its Current Report on Form 8-K, dated August 15, 1997, which we understand will be filed with the Securities and Exchange Commission. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/Deloitte & Touche, LLP